Exhibit 10.4
AVALONBAY COMMUNITIES, INC.
RESTRICTED STOCK UNIT AGREEMENT

Pursuant to the terms of the AvalonBay Communities, Inc. 2009 Second Amended and Restated Equity Incentive Plan, as the same may hereafter be further amended (the “Plan”), in consideration for services rendered and to be rendered to AvalonBay Communities, Inc. (the “Company”), in order to advance the interests of the Company and its stockholders and effect the intended purposes of the Plan, and for other good and valuable consideration, which the Company has determined to be equal to the fair market value of the Restricted Stock Units set forth below (the “Units”), the Company is awarding to the Director (identified or as determined immediately below) herewith the Units, upon the terms and conditions set forth herein and in the Restricted Stock Unit Agreement Terms (the “Terms”) which are provided herewith and incorporated herein in their entirety. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Terms or in the Plan.

Award Date: [__________] (the “Award Date”)

Number of Units: [_________] Units

Director*: [_________]

* The Award Date, Number of Units and identity of the Director may be memorialized in a separate addendum executed by the Director through electronic means.

Vesting Schedule:     Subject to the provisions of the Terms, the Units shall vest, and the status of the Units as Unvested Units shall terminate, in accordance with the following schedule of events:

	Incremental	Total Units Vested
Vesting Event	Units Vested	After Vesting Event

September 1 after the Award Date	25%	25%
December 1 after the Award Date	25%	50%
March 1 after the Award Date (following year)	25%	75%
The day prior to the first anniversary of the Annual Meeting that was held in the year of the Award Date (or, if earlier, the day prior to the Annual Meeting held in the year after the Award Date)	25%	100%
Termination of the Director’s service as a director by vote of the Company’s stockholders for any reason other than Cause	100%*
Failure by the Board or any authorized committee thereof to nominate the Director for re-election for any reason other than for Cause	100%*
Failure of the Company’s stockholders to re-elect the Director	100%*
Death or Disability of the Director	100%*
If earlier than any of the above events, a sale event	100%*
*or, if fewer, all Unvested Units
Additional Terms/Acknowledgements: The Director acknowledges receipt of, and understands and agrees to, this Restricted Unit Agreement, including, without limitation, the Terms. The Director further acknowledges that as of the Award Date, this Restricted Unit Agreement, including, without limitation, the Terms, sets forth the entire understanding between the Director and the Company regarding the grant of Units described herein and supersedes all prior oral and written agreements on that subject.

PROVIDED HEREWITH AND INCORPORATED BY REFERENCE: Restricted Stock Unit Agreement Terms

AVALONBAY COMMUNITIES, INC.
RESTRICTED STOCK UNIT AGREEMENT TERMS

ARTICLE I
DEFINITIONS

The following terms used below in this Agreement shall have the meaning specified below unless the context clearly indicates to the contrary. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

Section 1.1 - Cause

“Cause” means and shall be limited to (a) an affirmative vote of the holders of at least 75 percent of the shares entitled to vote at a meeting of stockholders called for the purpose, resolving that the Director should be removed from office or (b) a vote of the Board, the Nominating, Governance and Corporate Responsibility Committee of the Board, if any, or any other authorized committee of the Board resolving that the Director should not be nominated for re-election as a director, in either case, as a result of (i) conviction of a felony, (ii) declaration of unsound mind by order of a court, (iii) gross dereliction of duty, (iv) commission of any act involving moral turpitude or (v) commission of an act that constitutes intentional misconduct or a knowing violation of law if such action in either event results in both an improper substantial personal benefit to such Director and a material injury to the Company.

Section 1.2 - Common Stock

“Common Stock” shall mean the common stock of the Company, $.01 par value.

Section 1.3 – Disability

“Disability” shall mean the Director’s inability to perform the Director’s normal required services for the Company and its Subsidiaries for a period of six consecutive months by reason of the individual’s mental or physical disability, as determined by the Administrator in good faith in its sole discretion.

Section 1.4 - Restrictions

“Restrictions” shall mean the restrictions set forth in Article III of this Agreement.

Section 1.5 - Secretary

“Secretary” shall mean the secretary of the Company.

Section 1.6 - Unvested Units

“Unvested Units” shall mean the Units (as defined in the Restricted Unit Agreement) issued under this Agreement for as long as such Units are subject to the Restrictions (as hereinafter defined) imposed by this Agreement.
ARTICLE II
RESTRICTED UNITS

Section 2.1 - Unvested Units

Any Units granted on the Award Date pursuant to this Agreement shall be considered Unvested Units for purposes of this Agreement and shall be subject to the Restrictions until such time or times and except to the extent that the Units vest in accordance with the Vesting Schedule set forth on the first page of this Agreement.

Section 2.2 ‑ Rights as Stockholder

From and after the Award Date, the Director shall not have any of the rights of a stockholder with respect to the Units until the Units are distributed to the Director in the form of Common Stock, except with respect to Dividend Equivalent Rights as set forth on Section 2.3.

Section 2.3 – Dividend Equivalent Rights

All Units granted hereunder shall carry Dividend Equivalent Rights which shall entitle the Director to receive additional Units, based on the amount of actual dividends payable by the Company with respect to the Common Stock. The amount of dividend equivalents credited to the Director’s Units shall be credited on the day following the dividend payment date for such dividend based on the Fair Market Value of a share of Stock on the payment date. Such additional Units shall also carry Dividend Equivalent Rights. All additional Units credited to a Director’s account pursuant to this Section 2.3 shall be fully vested at all times.

ARTICLE III
RESTRICTIONS

Section 3.1 ‑ Reversion of Unvested Units

Except as provided in clauses (a) through (e) of this sentence or in the following paragraph, any interest of the Director in Units that are Unvested Units shall immediately terminate if the Director’s service as a director of the Company terminates for any reason, unless such termination of service results from (a) death of the Director, (b) Disability of the Director, (c) removal of the Director from office by vote of the Company’s stockholders for any reason other than for Cause, (d) failure by the Board or any authorized committee thereof to nominate the Director for re-election for any reason other than for Cause or (e) failure of the Company’s stockholders to re-elect the Director.

Notwithstanding the provisions of the preceding paragraph, in the event that any Unvested Units are forfeited, the Director shall be entitled to payment with respect to any Units credited to his account pursuant to the Dividend Equivalent Rights accrued on the Unvested Units in accordance with Section 2.3 before the date of such event.

Section 3.2 – Units Not Transferable

No Units, whether vested or unvested, or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Director or the Director’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law or judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 3.2 shall not prevent transfers by will or by applicable laws of descent and distribution until the Units are distributed to the Director in shares of Common Stock. Until such time when the shares of Common Stock are distributed to the Director, the Director’s rights under this Agreement shall be similar to that of an unsecured creditor of the Company.

Section 3.3 – Timing and Form of Distribution

To the extent not forfeited pursuant to Section 3.1, Units shall be exchanged into shares of Common Stock on a one-for-one basis and shall be distributed to the Director on a date determined by the Company in accordance with the Company’s Director’s Deferred Compensation Program (as amended and restated from time to time) and the Director’s deferral election thereunder; provided, however, if the Director is a “specified employee” within the meaning of Section 409A of the Code and the regulations promulgated thereunder, such distribution shall be made no earlier than the Director’s death, or six months and a day after the Director’s separation from service. In no event will a Director have a right to designate the taxable year of any payment made pursuant to this Agreement. Any fractional Unit shall be distributed in cash at the same time.

ARTICLE IV
MISCELLANEOUS

Section 4.1 ‑ Conditions to Issuance of Stock

The Company shall not be required to issue or deliver any certificate or certificates or enter the Director’s name as the stockholder of record on the books of the Company for shares of Stock pursuant to this Agreement prior to fulfillment of all of the following conditions:

(a)The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

(b)The completion of any registration or other qualification of such shares under any state or Federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Company shall deem necessary or advisable; and

(c)The obtaining of any approval or other clearance from any state or Federal governmental agency which the Company shall, in its absolute discretion, determine to be necessary or advisable.

Section 4.2 - Administration

The Committee shall have the power to interpret the Plan, this Agreement and all other documents relating to the Units and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Director, the Company and all other interested person. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Units and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation. The Board shall have no right to exercise any of the rights or duties of the Committee under the Plan and this Agreement.

Section 4.3 - Notices

Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Director shall be addressed to him at the address maintained in the Company’s records. By a notice given pursuant to this Section 4.3, either party may hereafter designate a different address for notices to be given to him, her, them or it. Any notice which is required to be given to the Director shall, if the Director is then deceased, be given to the Director’s personal representative if such representative has previously informed the Company of the Director’s death and address by written notice under this Section 4.3. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 4.4 ‑ Titles

Titles and captions are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 4.5 ‑ Amendment

This Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Agreement.

Section 4.6 ‑ Governing Law

The laws of the State of Maryland shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

Section 4.7 ‑ Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 4.8 - No Special Rights

This Agreement does not, and shall not be interpreted to, create any right on the part of the Director to nomination, election or continued service as a director of the Company or any subsidiary or affiliate thereof, nor to any continued compensation, prerequisites or other current or future benefits or other incidents of such service nor shall it interfere with or restrict in any way any right or power, which is hereby expressly reserved, to remove or not to renominate the Director at any time for any reason whatsoever, with or without cause.

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